                                                                   EXHIBIT 10.93





                         PEREGRINE PHARMACEUTICALS, INC.







                                  COMMON STOCK
                               PURCHASE AGREEMENT




                            UP TO 3,000,000 SHARES OF
                                  COMMON STOCK



                                 MARCH 31, 2004

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------


This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of March 31, 2004, by and between Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Melton Management, Ltd. (the "Investor").



                                    RECITALS
                                    --------


         WHEREAS, the Company has filed with the Securities and Exchange Commission ("SEC") a Shelf Registration Statement on Form S-3 No. 333-109982, which was declared effective by the SEC on November 10, 2003 (the "Form S-3").

         WHEREAS, pursuant to the Form S-3, the Company may offer to the public from time to time up to 12,000,000 shares of common stock, par value $0.001 per share (the "Common Stock").

         WHEREAS, the Company desires to sell and issue to the Investor under the Form S-3 up to an aggregate of Three Million (3,000,000) shares of Common Stock, all in the manner described below.

         NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and Investor agree as follows:

1.       PURCHASE AND SALE OF SHARES
         ---------------------------

         1.1 PUT OF SHARES. Subject to the terms and conditions hereof, for a period of twelve (12) months commencing on the date hereof, the Company shall have the right to put (each a "Put") to the Investor, by way of one or more Puts, up to an aggregate of Three Million (3,000,000) shares (the "Put Limit") of Common Stock (the "Shares"), by delivering to the Investor a written notice (the "Put Notice") by 6:30 p.m. Eastern Time specifying the number of Shares to be put and sold to the Investor on such date, and the per share purchase price. The form of Put Notice is attached hereto as Exhibit I. The date that the Put Notice is delivered is referred to as the "Put Date

         1.2 PURCHASE PRICE. As full consideration for the sale of the Shares to Investor in connection with each Put, the Investor shall deliver to the Company within three (3) business days after receipt of the Put Notice (the "Put Closing Date"), the purchase price for such Shares by wire transfer of immediately available funds to such account as the Company shall designate. Unless otherwise agreed in writing under Exhibit II, the per share purchase price applicable for each Put shall be equal to the Company's trailing three (3) day Volume Weighted Average Price, as determined by Bloomberg, ending on the trading day prior to the Put Date (the "Market Price") less the applicable Discount determined as follows:

         --------------------------------------------------------------
              MARKET PRICE RANGE                            DISCOUNT
         --------------------------------------------------------------
           Up to $3.00 per share                              15%
          --------------------------------------------------------------
           $3.01 to $4.00 per share                           14%
         --------------------------------------------------------------
           $4.01 to $5.00 per share                           13%
         --------------------------------------------------------------
           $5.01 to $6.00                                     12%
         --------------------------------------------------------------
           $6.01 to $7.00                                     11%
         --------------------------------------------------------------
           Above $7.01                                        10%
         --------------------------------------------------------------

         Within three (3) business days following the Put Closing Date, the Company shall deliver to the Investor or its designee the shares via DWAC or a stock certificate representing the Shares purchased in the Put. The Shares shall be delivered free of restrictive legends and stop transfer instructions.

         1.3 PUT LIMITATIONS. Unless the parties agree by mutually signing the Put Notice, the Company may not deliver a Put Notice for a number of shares in excess of fifteen percent (15%) of the aggregate trading volume for the three
(3) consecutive trading days prior to the Put Date.

         1.4 TERMINATION OF PUT RIGHT. The Company's right to deliver a Put Notice pursuant to this Agreement shall terminate on the first to occur of (i) the date that is twelve (12) months from the date hereof, and (ii) the Investor having acquired pursuant to Puts a number of Shares equal to the Put Limit. Notwithstanding the termination of the Put Right pursuant to clause (i), the Investor shall be obligated to complete any Put delivered on or before such date.

2.       TERMINATION
         -----------

         This Agreement may be terminated by either party, upon written notice having immediate effect, if the other party (i) defaults in any material respect in the performance of any of its obligations or any of its representations or warranties under this Agreement or otherwise commits any material breach of this Agreement and such default is not cured within ten (10) days after written notice specifying in reasonable detail the nature of such default. The Company may terminate this Agreement immediately upon written notice to the Investor.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         ---------------------------------------------

         Except as set forth below, the Company makes no representations or warranties of any nature or kind.

         3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

         3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which, as of March 12, 2004, there were approximately 141,268,000 shares of common stock and nil shares of preferred stock, issued and outstanding. The Company is not a party to any voting trust agreements or understandings with respect to the voting common stock of the Company. There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law, the Certificate of Incorporation, the bylaws of the Company or any agreement to which the Company is a party.

         3.3 AUTHORIZATION.

                  3.3.1 The Company has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby.

                  3.3.2 This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

                  3.3.3 The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby by the Company in accordance with the terms hereof shall not conflict with or result in a breach of, violation of, or default under (or constitute an event that with notice, lapse of time, or both, would constitute a breach or default under), or result in the termination of, or accelerate the performance required by, or result in the creation of any liens or other encumbrances upon any of the properties or assets of the Company under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws, any provision of the laws of the State of California or the State of Delaware, or any note, bond, mortgage, indenture, deed of trust, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Company is a party or by which any of its assets or properties are bound.

                  3.3.4 Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions, contemplated hereunder by the Company will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to the Company or its assets or properties.

         3.4 VALID ISSUANCE OF COMMON STOCK.

                  3.4.1 The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof or thereof, for the consideration expressed herein or therein, will be duly and validly issued, fully paid and nonassessble and will be issued in compliance with all applicable federal and state securities laws.

                  3.4.2 The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  3.4.3 The Company has full power, right and authority to transfer, convey and sell to the Investors on the Closing Date the Shares and upon consummation of the transactions contemplated by this Agreement, each Investor will have acquired good and marketable title to the Shares purchased by such Investor, free and clear of claims, liens, restrictions on transfer or voting or encumbrances.

                  3.4.4 The Company has taken the requisite action to cause the Shares to be listed on the Nasdaq SmallCap Market.

         3.5 LITIGATION. Except as referred to in the SEC Documents, as defined below, the Form S-3, or as disclosed in Schedule 3.5, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a material adverse effect on the Company's business or financial condition or the transactions contemplated hereunder. Except as referred to in the Company's SEC Documents, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the Company's business or financial condition or the transactions contemplated hereunder.

         3.6 SEC DOCUMENTS; THE COMPANY'S FINANCIAL STATEMENTS. The Company is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"), and files annual and periodic reports (the "SEC Documents") with the Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, applicable to the Company and to the knowledge of the Company none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The SEC Documents contain an audited consolidated balance sheet of the Company as of the end of the last completed fiscal year (the "Balance Sheet") and the related audited consolidated statements of income and cash flow for the year then ended (collectively, the "Financials"). The Financials have been prepared in accordance with GAAP applied on a basis consistent through the periods indicated and consistent with each other. The Financials present fairly the consolidated financial condition and operating results and cash flows of the Company and its subsidiaries as of the dates and during the periods indicated therein. Since the date of the Balance Sheet and until the date of this Agreement, there has not occurred any material adverse change in the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, which has not been reflected in the SEC Documents.

         3.7 FORM S-3. The Company has delivered to each Investor a copy of the Form S-3. The Company represents and warrants that the Form S-3 has been declared effective by the SEC and is not subject to any stop order. The Company is not aware of any event, fact or circumstance, which would cause the Form S-3 to contain a material misstatement or require the filing of an amendment thereto. The Company at the time of the initial filing of the Form S-3 met the SEC's eligibility requirements for use of a Form S-3 in connection with a primary offering. The Company agrees to timely file all periodic reports required to be filed under the Exchange Act in order to keep the S-3 in effect, and to promptly file any amendments, if necessary, and deliver to the Investor a copy of any such amendment.

         3.8 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments, or certificates attached to this Agreement or delivered by the Company on the Closing Date, contains any untrue statements of material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investor, orally or in writing, and of which any of the Company's directors or officers are aware, which could reasonably be anticipated to have a material adverse effect, upon the financial condition, operating results or assets, of the Company. Notwithstanding the foregoing, certain information provided by the Company to the Investor contained statements that are forward-looking, which are covered by the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Company.

         3.9 NO CONSENTS. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any individual or entity, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

         3.10 REGULATORY COMPLIANCE. The Company is not in violation of any applicable law, regulation, judgment, order or consent decree (of any governmental or non-governmental regulatory or self-regulatory agency or any organized exchange, including without limitation, the SEC, any state or local securities or insurance regulatory body, or the Internal Revenue Service), which violation is likely to have a material adverse effect on the Company's business, financial condition, or this transaction.

         3.11 REGULATORY PROCEEDINGS, INVESTIGATIONS AND INQUIRIES. The Company has not been the subject of any material regulatory proceeding, examination, investigation or inquiry (known to the Company), including any pending or threatened regulatory proceeding, investigation or inquiry (known to the Company) (including without limitation any by governmental or non-governmental regulatory or self-regulatory agency or any organized exchange) relating to the Company.

         3.12 REGISTRATION STATEMENT. The Company's Registration Statement on Form S-3 (the "Registration Statement") was declared effective by the SEC on November 10, 2003. The Registration Statement is effective on the date hereof and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With respect to each completed Put, the Company hereby agrees to file with the SEC, as required, either an amendment or a prospectus supplement in accordance with the required timelines as prescribed under Rule 424(b)(2) of the Securities Act. The issuance of the Shares to the Investor is registered by the Registration Statement and, when issued to the Investor, the Shares shall be freely tradeable by the Investor.

         3.13 COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS. The Company is in compliance with applicable Nasdaq SmallCap Market continued listing requirements. There are no proceedings pending or, to the Company's knowledge, threatened against the Company relating to the continued listing of the Common Stock on the Nasdaq SmallCap Market and the Company has not received any currently effective notice of, nor to the Company's knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq SmallCap Market.

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
         ----------------------------------------------

The Investor hereby represents and warrants to the Company the following:

         4.1 AUTHORITY. Investor has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Investor and is enforceable with respect to Investor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

         4.2 NO VIOLATION OF AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder by Investor will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to Investor or its assets or properties.

         4.3 DISCLOSURE OF INFORMATION. Subject in part to the truth and accuracy of the representations and warranties of the Company, the Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to review the SEC Documents and the Form S-3, and had sufficient opportunity to ask questions and receive answers from the Company and its directors and officers regarding the terms and conditions of the offering of the Shares and the business and operations of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
         --------------------------------------------------

         The obligations of the Company to consummate each Put contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by the Company in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition or of any of the Company's rights or remedies, at law or in equity, if the Investor shall be in default or breach of any of its representations, warranties or agreements under this Agreement:

         5.1 PURCHASE PRICE. Investor shall deliver the applicable Put purchase price on the date specified in Section 1.2.

         5.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in this Agreement shall be accurate and complete on and as of each Put Closing Date with the same effect as though such representations and warranties had been made on or as of such date.

         5.3 PERFORMANCE OF AGREEMENTS. Each and all of the conditions precedent and agreements of the Investor subject to satisfaction on or before the Put Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTOR
         -----------------------------------------------

         The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by each Investor in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such Investor of any other condition or of any of the Investor's rights or remedies, at law or in equity, if the Company shall be in default or breach of any of its representations, warranties or agreements under this Agreement:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be accurate and complete on and as of the Put with the same effect as though such representations and warranties had been made on or as of such date.

         6.2 PERFORMANCE OF AGREEMENTS. Each and all of the conditions precedent and agreements of the Company subject to satisfaction on or before the Put Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied.

         6.3 NO ADVERSE EVENTS. Between the date hereof and the Put Closing Date, neither the business, assets or condition, financial or otherwise, of the Company taken as a whole shall have been materially adversely affected in any manner.

         6.4 NO DELINQUENT SHARES. The Company shall not then be delinquent its obligation to deliver Shares in accordance with Section 1.2 with respect to prior Puts.

7.       INDEMNIFICATION
         ---------------

         7.1 To the extent permitted by law, the Company will indemnify and hold harmless, the Investor, the directors and officers, if any, of the Investor, and each person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced in respect thereof) arise out of or are based upon: (i) any untrue statement or untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being collectively referred to as "Violations"). The Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7 shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, (ii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (iii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Investor will indemnify the Company, its officers, directors and agents

(including legal counsel) (each an "Indemnified Person") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions set forth in this Section 7. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or Indemnified Party, and shall survive the sale of the Shares by the Subscriber.

         7.2 Promptly after receipt by an Indemnified Person under this Section of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.3 To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law.

8.       MISCELLANEOUS
         -------------

         8.1 EXPENSES, COMMISSIONS AND TAXES. Each party shall bear and pay its own expenses, including legal, accounting and other professional fees, and taxes incurred in connection with the transactions referred to in this Agreement. The party responsible under applicable law shall bear and pay in their entirety all other taxes and registration and transfer fees, if any, payable by reason of the sale and conveyance of the Shares.

         8.2 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement, together with the related agreements or certificates referenced herein, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

         8.3 FURTHER ASSURANCES. The parties hereto shall use their best efforts, and shall cooperate with one another, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to consummate the transactions contemplated hereby, and shall otherwise use their best efforts to cause such transactions to be consummated in accordance with the terms and conditions hereof. At any time or from time to time after the Closing Date, each party hereto, shall execute and deliver any further instruments or documents and take all such further action as such requesting party may reasonably request in order to consummate and document the transactions contemplated hereby.

         8.4 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the constructing or interpretation of any provision of this Agreement.

         8.5 SECTION REFERENCES. Unless otherwise noted, all section references herein are to sections of this Agreement.

         8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including electronically transmitted counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

         8.7 SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement.

         8.8 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         8.9 NOTICES. All notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered or certified mail or upon fax notice with confirmation of receipt, as follows:

If to Investor:                     Melton Management, Ltd.
                                    Jerusalem, Israel
                                    Attention:  Mr. Breitkope
                                    Fax:  011-972-2-652-1063

         with copies to:            Wall & Broad Equities
                                    Mr. Howard Bash
                                    Fax:  (718) 972-6803


If to the Company:                  Peregrine Pharmaceutical, Inc.
                                    14272 Franklin Avenue, Suite 100
                                    Tustin, California  92780
                                    Attn.:  Steve King
                                    Fax:  (714) 838-5817
         with copy to:              Snell & Wilmer LLP
                                    Mr. Mark Ziebell
                                    Fax:  (949) 955-2507

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefor.

         8.10 LAW GOVERNING. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to its choice-of-laws or conflicts-of-law rules.

         8.11 SURVIVAL. The representations and warranties contained in this Agreement shall survive the Closing Date indefinitely.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of date first above written.




                                                "The Company"
                                                Peregrine Pharmaceuticals, Inc.,
                                                a Delaware corporation

                                                By: /S/ Paul Lytle
                                                    ---------------------------

                                                Name: Paul Lytle
                                                      -------------------------

                                                Title: CFO
                                                       ------------------------




                                                "Investor"
                                                Melton Management, Ltd.


                                                By: /S/ Y. BREITKOPE
                                                    ---------------------------

                                                Name: /S/ Y. BREITKOPE
                                                      -------------------------

                                                Title: DIRECTOR
                                                       ------------------------

                                    EXHIBIT I


                                   PUT NOTICE



         PEREGRINE PHARMACEUTICALS, INC. (the "Company") pursuant to the terms of the Common Stock Purchase Agreement dated March 31, 2004 (the "Purchase Agreement") hereby intends, subject to the Put Limit (as defined in the Purchase Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below at a price per share specified below, to Melton Management, Ltd., the Investor, as of the Put Closing Date written below.


                          Date of Put Notice:                __________________

                          Intended Put Date:                 __________________

                          Intended Put Share Amount:         __________________

                          Per Share Purchase Price:          __________________

                          Aggregate Purchase Price:          __________________

The undersigned executive officer of the Company, hereby certifies that the representations and warranties in the Purchase Agreement are true and correct in all material respects as of the date hereof.

By: ______________________
Name:_____________________
Title: ___________________




AGREED AND ACCEPTED BY "INVESTOR"
________________________________________________________________________________


"Investor"
 Melton Management, Ltd.

By: _________________________________             Date: ________________________

Name: _______________________________             Title: _______________________

                                   EXHIBIT II


                                   PUT NOTICE

         PEREGRINE PHARMACEUTICALS, INC. (the "Company") pursuant to the terms of the Common Stock Purchase Agreement dated March 31, 2004 (the "Purchase Agreement") hereby intends, subject to the Put Limit (as defined in the Purchase Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below at a price per share specified below, to Melton Management, Ltd., the Investor, as of the Put Closing Date written below.


                          Date of Put Notice:                __________________

                          Intended Put Date:                 __________________

                          Intended Put Share Amount:         __________________

                          Per Share Purchase Price (1):      __________________

                          Aggregate Purchase Price:          __________________


(1) The above purchase price differs from that Price otherwise determinable pursuant to Section 1.2. By signing below, each party agrees to the revise purchase price.

The undersigned executive officer of the Company, hereby certifies that the representations and warranties in the Purchase Agreement are true and correct in all material respects as of the date hereof.

By: ______________________
Name:_____________________
Title: ___________________




AGREED AND ACCEPTED BY "INVESTOR"
________________________________________________________________________________


"Investor"
 Melton Management, Ltd.

By: _________________________________             Date: ________________________

Name: _______________________________             Title: _______________________